UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




       SUNAMERICA INC.                                Maryland
(Exact name of Registrant as specified    (State or other jurisdiction of
       in its charter)                     incorporation or organization)

          86-0176061                            1 SunAmerica Center
(I.R.S. Employer Identification No.)     Los Angeles, California 90067-6022
                                                   (310) 772-6000
                                           (Address and telephone number
                                          of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                   Name of each exchange on which
     to be so registered                   each class is to be registered

$__ Depositary Shares                          New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                    (None)




                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.        Description of Registrants' Securities to be Registered.

         For a full description of the $__ Depositary Shares being registered hereby, each representing one-fiftieth (1/50th) of a share of Series E Mandatory Conversion Premium Dividend Preferred Stock of the Registrant, reference is made to the information contained under the captions "Description of Depositary Shares" in the Prospectus dated September 29, 1995 (the "Prospectus") relating to debt securities, preferred stock and common stock of the Registrant and Warrants to purchase the foregoing and contained in Amendment No. 3 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-62405), and information contained under the caption "Description of the Series E Shares and the Depositary Shares" in a Prospectus Supplement relating to the $__ Depositary Shares to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement and Prospectus Supplement is incorporated herein by reference.

Item 2.  Exhibits.

         Prospectus dated September 29, 1995, included in Amendment No. 3 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-62405) as filed with the Commission on September 29, 1995 and hereby incorporated by reference herein

         Preliminary Prospectus Supplement dated October 23, 1995, subject to completion, as filed with the Commission on October 23, 1995 and incorporated by reference herein along with the subsequent final Prospectus Supplement

         Form of Deposit Agreement between the Registrant and The Bank of New York, as Depositary, and holders of Depositary Receipts (Exhibit 1)

         Form of Depositary Receipt (included in immediately preceding exhibit)

         Form of Articles Supplementary for the Series E Mandatory Conversion Premium Dividend Stock (Exhibit 2)



                                  SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                           (Registrant) SunAmerica Inc.




                           By: /s/ Susan L. Harris
                              ___________________________
                              Name:  Susan L. Harris
                              Title: Vice President
                                         and Secretary